               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    OSICOM TECHNOLOGIES, INC.
 .................................................................
        (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     ............................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     ............................................................

     (4) Proposed maximum aggregate value of transaction:


     ............................................................

     (5)  Total fee paid:


     ............................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


     ............................................................

     (2) Form, Schedule or Registration Statement No.:


     ............................................................

     (3) Filing Party:


     ............................................................

     (4) Date Filed:


     ............................................................

PRELIMINARY

                                 [OSICOM LOGO]

                                                               December __, 2000


       NOTICE OF
     2000 ANNUAL
         MEETING
       AND PROXY
       STATEMENT

       WEDNESDAY
JANUARY 17, 2001
   AT 10:00 A.M.

      THE HILTON
 LA JOLLA TORREY
           PINES
 10950 N. TORREY
      PINES ROAD
        LA JOLLA
      CALIFORNIA


Dear Fellow Shareholders:

         We cordially invite you to attend the Meeting of the Shareholders of Osicom Technologies, Inc. (the "Company") to be held at 10:00 a.m. on Wednesday, January 17, 2001, at the Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California.

         Detail regarding the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, which we encourage you to read carefully.

         The Board of Directors recommends that Shareholders vote in favor of each proposal. A number of proposals this year require your specific instructions, so your vote is important. We encourage all Shareholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting as soon as possible. This year you may vote over the Internet, by telephone, or by mailing a traditional proxy card. If you do attend the Annual Meeting, you may revoke your proxy at that time and vote in person, if you wish, even if you have previously returned your proxy.

         If you have questions about the proposals or voting your shares, please call our proxy solicitors, McKenzie Partners, Inc., toll free at (800) 322-2885.

Sincerely,



XIN CHENG, Ph.D.
Chairman and Chief Executive Officer

                           --------------------------
                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                           --------------------------

                         To be held on January 17, 2001

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Osicom Technologies, Inc. (the "Company") will be held at the Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California on January 17, 2001 at 10:00 a.m., for the following purposes:

     1. To consider and vote upon a proposal to change the name of the Company to Sorrento Networks Corporation.

     2. To elect seven directors who will hold office for one-year terms ending at the 2001 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

     3. To ratify the appointment of BDO Seidman, LLP as the firm of independent auditors for the year ended January 31, 2001.

     4. To consider and vote upon a proposal to increase the number of authorized shares of the Company's common stock to 150,000,000.

     5. To consider and vote upon a proposal to approve the Company's 2000 Stock Incentive Plan.

     6. To consider and vote upon a proposal to approve the Company's Employee Stock Purchase Plan.

     7. To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on December 4, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. This year you may vote over the Internet, as well as by telephone or by mailing a traditional proxy card. Your proxy may be revoked at any time prior to the vote at the annual meeting by following the procedures set forth in the accompanying Proxy Statement.


                                            By Order of the Board of Directors



                                            XIN CHENG, Ph.D.
                                            Chairman of the Board

San Diego, California
December __, 2000

                            OSICOM TECHNOLOGIES, INC.
                               9990 Mesa Rim Road
                           San Diego, California 92121

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------

           Annual Meeting of Shareholders to be held January 17, 2001

                               GENERAL INFORMATION

     This Proxy Statement is being furnished to shareholders of Osicom Technologies, Inc., a New Jersey corporation, in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hilton La Jolla Torrey Pines Hotel, 10950 North Torrey Pines Road, La Jolla, California, on January 17, 2001 at 10:00 a.m., and any adjournments or postponements thereof, pursuant to the Notice of Meeting. The approximate date on which this Proxy Statement is first being sent to shareholders is December 11, 2000.

WHO CAN VOTE

     Only holders of record of our common stock, par value $0.30 per share, at the close of business on December 4, 2000, are entitled to vote at the Annual Meeting. As of December 4, 2000, we had outstanding and entitled to vote ______________ shares of common stock. The 8,888 shares of common stock in our treasury on that date will not be voted.

HOW YOU CAN VOTE BY PROXY

     If you are a registered stockholder (you hold your stock in your own name), you may vote by one of the following methods:

     o    PROXY CARD, by completing and mailing the enclosed proxy card;

     o TELEPHONE VOTING, by dialing 1-800-PROXIES and following the enclosed instructions for telephone voting;

     o VIA THE INTERNET, by going to the web address http://www.amstock.com and following the enclosed instructions for Internet voting.

     If you return your signed proxy card or use the telephone or Internet voting before the Annual Meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. See "Proposal 2 -

Election of Directors." For each of the other items, you may vote "FOR", "AGAINST," or "ABSTAIN" from voting.

     If you do not specify on your proxy card or through internet or telephone prompts how you want to vote your shares, we will vote them "for" the election of director nominees, "for" each of the other proposals.

     If your shares are held in "street name" (through a broker or other nominee), you will need to contact your broker or other nominee to determine whether you will be able to vote electronically via the Internet or by telephone.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

     You can revoke your proxy at any time before it is voted at the Annual Meeting by:

     (1)  Sending written notice of revocation to the Secretary; or

     (2) Submitting another proper proxy with a more recent date than that of the proxy first given by (i) following the Internet voting instructions, or (ii) following the telephone voting instructions, or
          (iii) by signing and returning a proxy card to the Company; or

     (3)  Attending the Annual Meeting and voting in person.

     Another person at the meeting may also represent you if you execute a proper proxy designating that person.

     Any notice of revocation that is delivered at the Annual Meeting should be hand delivered to the Inspector of Election at or before the taking of the vote. A shareholder may be requested to present such documents as shall be reasonably requested for the purpose of establishing such shareholder's identity.

QUORUM, VOTING REQUIREMENTS AND EFFECT OF ABSTENTIONS AND NON-VOTES

     At the Annual Meeting, an Inspector of Election will determine the presence of a quorum and tabulate the results of the voting by the shareholders. The holders of one-third of the outstanding shares of common stock that are entitled to vote at the Meeting must be present in person or by proxy in order to have the quorum that is necessary for the transaction of business at the Annual Meeting. The Inspectors will treat properly executed proxies marked "abstain" or required to be treated as "non-votes" as present for purposes of determining whether there is a quorum at the Annual Meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the Beneficial Owner.

     The seven nominees for director who receive a plurality of the votes cast by the holders of the common stock in person or by proxy at the Annual Meeting will be elected. All other matters will require the approval of a majority of the votes cast by the holders of common stock in person or by proxy at the Annual Meeting. Abstentions and non-votes will have the same effect as a vote against the any proposal other than the election of directors.

VOTES OF EXECUTIVES OFFICERS AND DIRECTORS

     On the record date of December 4, 2000, our present and former executive officers, other employees, and directors, including their affiliates, had voting power with respect to an aggregate of ___________ shares of common stock, or approximately ______% of the shares entitled to vote. We currently expect that such persons will vote their shares in favor of each of the nominees for director and in favor of each of the other proposals.

COSTS OF SOLICITATION

     We will bear the cost of preparing, printing, and mailing material in connection with this solicitation of proxies. In addition to mailing material, certain of our employees may make solicitations personally, by telephone, and by fax. We are required to reimburse brokerage firms, banks, and others for their reasonable out-of-pocket expenses, including clerical expenses, related to forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

     Our employees may solicit proxies on behalf of the Board of Directors through the mail, telephone, telecommunications and in person. Management has also retained McKenzie Partners, Inc. to aid in the solicitation of proxies for a fee of $25,000 plus expenses that will paid by us.

ANNUAL REPORT

     The Annual Report on Form 10-K of Osicom for the fiscal year ended January 31, 2000, containing audited financial statements for such year, and a Quarterly Report on Form 10-Q for the second quarter ended July 31, 2000 are enclosed with this Proxy Statement. This Proxy Statement and the enclosed Proxy are being sent to our shareholders on or about December 11, 2000.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                        OUR PLAN TO ENHANCE THE VALUE OF
                             SORRENTO NETWORKS, INC.

     We have taken several important steps towards positioning the Company as a "pure play" in the optical networking space. Towards that end, five of the seven nominees for election at the annual meeting are independent, with strong industry backgrounds. The other nominees are Dr. Xin Cheng, who has been appointed the Chairman and Chief Executive Officer of both the Company and Sorrento Networks, Inc. and James M. Dixon who will become our President and Chief Operating Officer in November 2000. To facilitate future strategic alternatives, we plan to tender our common or a convertible preferred stock for Sorrento's Series A Preferred Stock.

     Many of the proposals in this Proxy are designed to help us continue the implementation of the plan announced on September 5, 2000 to enhance the value of our principal subsidiary, Sorrento. In order to address some of the questions you may have we have prepared the following questions and answers.

WHAT ARE THE VARIOUS ALTERNATIVES AVAILABLE TO THE COMPANY TO ENHANCE THE VALUE OF SORRENTO?

     We have considered each of the following alternatives:

          1. Position the Company as a "pure play" in the optical networking space.

          2. Sorrento completes an initial public offering followed by a distribution of our shares in Sorrento to you.

          3. Distribute our shares in Sorrento to you without undertaking an IPO

          4.   Sell or merge Sorrento for cash or stock.

          5. Distribute detachable rights enabling you to acquire our shares of Sorrento for a nominal price, a "rights offering".

WHY DID THE BOARD OF DIRECTORS CHOOSE THE FIRST ALTERNATIVE?

     A company that operates solely in one specific market segment is considered to be a "pure play" company. Until now we have not been viewed by investors as a pure play company as our operating history has included not only optical networking but also the diverse operations of the NETsilicon and Entrada Networks subsidiaries. Our financial advisors have advised us, and we believe, that positioning Sorrento as a pure play optical networking company may increase its visibility with investors and may increase the likelihood that investors will value Sorrento along the same lines as other companies in this space. Additionally, by making Sorrento a stand-alone publicly traded company, we will be better able to fund Sorrento's future growth, provide a mechanism to attract and retain key employees in a manner that is consistent with industry practices, and preserve the other alternatives listed above for the future.

     Another reason for our recommendation is "taxes". In general, shareholders should evaluate their potential return, in the form of future dividends, stock price appreciation and distributions, among other factors on an after tax basis. Lowering the tax impact will enhance these net gains for the shareholders. This alternative allows our shareholders to retain their current ownership interest in Sorrento without the negative tax consequences associated with the other options that we have considered.

     With or without an IPO, we cannot, at present, distribute our shares in Sorrento to you without incurring substantial income tax liabilities. We would have to convert at least 40% of our shares in Sorrento to cash in order to meet this liability. Since you, as the shareholder, would receive only the remaining shares as a taxable dividend we do not view this as an optimal method of distributing value at this time.

     The IPO scenarios proposed to us by the investment bankers in August 2000 also posed serious difficulties. Before completion of a public offering, they all required an additional round of private equity financing that we did not consider to be in the best interests of our shareholders due to the expected dilution, at pre-IPO valuation levels, of our ownership of Sorrento. We are able to fund Sorrento with our currently available resources without this unnecessary dilution. In addition, the timetable proposed in this alternative was substantially longer than we desired and this sort of financing would have precluded us from distributing our interest in Sorrento to you in a tax efficient manner in the future.

     We have considered distributing our shares of Sorrento to you without first undertaking an IPO. This alternative does not address the funding needs of Sorrento's growing operations. We also believe that such a distribution would be taxable and would therefore reduce the potential value that could be realized by our shareholders. Additionally, without an underwritten IPO, we believe that the probability of Sorrento receiving proper research coverage and sponsorship within the investment community would be significantly reduced. Such coverage and visibility is essential for a newly public company in order to obtain proper and continued valuation for the company. A simple distribution of our shares in Sorrento to you would not necessarily result in the proper sponsorship for Sorrento.

     If we sell Sorrento, for cash or stock, we would have to have to apply at least 40% of the proceeds to meet our tax liabilities. You, as the shareholder, would receive only the remaining proceeds as a dividend which would be taxable to you. We believe that this alternative would not necessarily maximize the long term value at the shareholder value, and is not a tax efficient solution.

     In a "rights offering", we give you the right to acquire our shares of Sorrento at a set price. If the price is less than the fair value of the Sorrento shares, then the difference is taxable to us as if we had sold the shares for fair value and would be treated as a taxable distribution to you as the shareholder recipient. As in the distribution alternative, the tax consequences of a rights offering would have forced us to sell a significant portion of our holdings in Sorrento thereby reducing the potential ability to realize value at the shareholder level. If the price was equal to the fair value of the Sorrento shares, then you are being asked to pay for what you already own. This type of offering may not address all of Sorrento's funding needs. Worse, rights offerings generally have not been well received by the investment community and undertaking one may not necessarily increase the value of your shares.

WHY CAN'T WE DO A "TAX FREE SPIN-OFF" TO YOU?

     There are numerous technical requirements that have to be met in order for us to distribute our shares of Sorrento to you on a tax free basis. While we meet some of these requirements today, the present funding needs of Sorrento limit our available options. In order to accomplish a tax free spin-off of Sorrento we must own at least 80% of the voting power of all shares of Sorrento entitled to vote, as well as 80% of all other outstanding shares.

     The holders of Sorrento's Series A Preferred Stock own 100% of the preferred stock and would own approximately 14% of the total common shares of Sorrento upon conversion. Therefore the sale of additional Sorrento shares in a private transaction or in an IPO would make it difficult, if not impossible, to maintain the requisite 80% ownership.

WHY IS IT IMPORTANT THAT THE COMPANY EXCHANGE ITS SHARES FOR THE SORRENTO PREFERRED SHARES?

     While we have the option of redeeming the Series A holders for approximately $48.8 million next year, such an action would both impair our ability to fund Sorrento's growth as well as damage Sorrento's relationship with the strategic investors who are essential to the long term value of Sorrento and who hold some of the shares. As shareholders of the Company, they will have the same interest in the long term value of the Company as you.

     We have retained investment bankers who have thoroughly considered all options available to us to maximize shareholder value. We plan to make an exchange offer to holders of the Sorrento Series A Preferred Stock in which they will receive our common or preferred shares. We will base the exchange or conversion ratio on (1) an analysis of the dilutive effect of the exchange or conversion ratio, which will vary under different assumptions as to our stock price, (2) an analysis of the income tax implications of a distribution of our Sorrento shares to you if the Series A shares were not exchanged, (3) discussions with some of the holders of Series A shares and their willingness to accept a specific conversion ratio, and (4) advice we will receive from financial and legal advisors. We cannot issue common stock nor is any preferred stock issued in an exchange convertible into our common stock until approval by you of the increase to our authorized common stock as requested in Proposal 4.

     By acquiring the Series A preferred stock we can meet the 80% test, where before we could not. While there are other requirements for a tax-free spin off of Sorrento, we are removing the one insurmountable barrier to saving you the 40% tax which would otherwise be incurred should such an action be taken in the future.

WHY ARE YOU ADOPTING NEW STOCK OPTION AND EMPLOYEE STOCK PURCHASE PLANS?

     The plans proposed in Proposals 5 and 6 are substantially the same as those adopted by Sorrento earlier this year. The new plans will preserve the benefits currently held by Sorrento's highly skilled employees, whose efforts, we believe, are driving Sorrento's growth and strengthening our efforts to establish Sorrento as a market leader in the optical networking space.

Long term incentive programs such as these plans are essential to recruiting and retaining the employees that Sorrento will need to achieve its long term value.

     In order to complete the transition that we announced on September 5, 2000 and enhance the value of our Sorrento Networks subsidiary, we recommend that you vote in favor of the proposals set forth below. Such approval will not only permit the Company to trade on Nasdaq as a pure play in the optical networking market space, but will also enable the Company to consider other potential future strategic options to enhance shareholder value should they arise.

                                   PROPOSAL 1

                 CHANGE OF NAME TO SORRENTO NETWORKS CORPORATION

     Osicom has three principal assets, all of which take the form of subsidiary corporations: NETsilicon, Inc., Entrada Networks, Inc. and the Sorrento subsidiary. The following discussion briefly describes our strategy for our interests in these three companies.

NETSILICON, INC.

     We own 7,100,000 shares of non-voting common stock of NETsilicon, Inc., which represents approximately 52% of NETsilicon's outstanding common stock, including its voting common stock. NETsilicon, Inc. completed its initial public offering in September 1999 while a subsidiary of Osicom and trades on Nasdaq under the symbol NSIL. By its terms, the non-voting common stock we own becomes voting common stock when transferred to any third party that is not affiliated with us. We have granted options to purchase 125,000 of our NETsilicon shares for $7.00 per share (the initial public offering price of shares in September 1999) to several of our directors, employees and consultants. As of the date of this proxy statement, we have not announced any specific plans to sell or dispose of our NETsilicon shares. We have, however, announced that we intend to distribute a portion of these shares to our shareholders at a later date, subject to the funding needs of our Sorrento subsidiary. Until such a distribution, if any, our holdings in NETsilicon will remain available, if necessary, to fund our operations over the near term. We fully intend to evaluate other capital market transactions to meet our funding needs. However, market conditions will dictate the timing and size of any such transaction. Accordingly no decision can be made at this time with respect to the distribution.

     At December 4, 2000, the market value of our holdings in NETsilicon was $ _____________. More information concerning NETsilicon is available in its public filings with the Securities and Exchange Commission.

ENTRADA

     On August 31, 2000, we completed the merger of our wholly-owned subsidiary, also named Osicom Technologies, Inc. and doing business as Entrada Networks, with a subsidiary of Sync Research, Inc., a Nasdaq National Market company. We received shares of the merged entity that changed its name to Entrada Networks, Inc. and its symbol to ESAN. Entrada Networks, headquartered in San Diego, California, is designing storage area networks ("SANs") transport technology which will enable inter-networking of isolated islands of SANs over wide area networks, metro area networks and local area networks via internet protocol and light. Including the shares of Entrada we purchased in the open market during June and July 2000 and the shares we acquired directly from Entrada in the merger, we own approximately 49% of Entrada's outstanding common stock. We have announced a distribution of most of our Entrada shares to our shareholders of record on November 15, 2000, payable on December 1, 2000. The distribution will be made at the rate of one-fourth (0.25) of an Entrada share for each of our outstanding shares. More information concerning Entrada is available in its public filings with the Securities and Exchange Commission.

SORRENTO

     Our Sorrento subsidiary is based in San Diego, California and develops and markets end-to-end optical networking solutions for use in metropolitan optical networks, which we define as comprising the metropolitan and access networks of the traditional telecommunications infrastructure. Sorrento's business is more fully described in our Annual Report on Form 10-K, a copy of which accompanies this Proxy Statement. The Sorrento subsidiary is currently our flagship operation.

     Over the past year we have considered a number of alternatives in an effort to maximize the value we believe is inherent in Sorrento, while providing Sorrento with an adequate capital base. To that end, in March 2000, the Sorrento subsidiary completed a private placement of its Series A Preferred
Stock to a small group of investors including strategic partners receiving net proceeds of $46.6 million. This preferred stock represented an approximately 14% interest in our Sorrento subsidiary. We plan to offer all the holders of the Sorrento preferred stock the opportunity to exchange those shares for our common or convertible preferred shares. We cannot issue common stock nor is any preferred stock issued in an exchange convertible into our common stock until approval by you of the increase to our authorized common stock as requested in Proposal 4.

     Our efforts to make our Sorrento subsidiary and its optical solutions business the focal point of the Company involves several features. We are nominating five independent directors and Dr. Xin Cheng and James M. Dixon for one-year terms on the Board to serve until our next annual meeting. See Proposal 2 - Nominees for Directors, elsewhere in this Proxy Statement. In addition, we appointed Dr. Cheng, the Chairman and CEO of the Sorrento subsidiary, as our Chairman and CEO.

     We are also adopting, subject to shareholder approval, two new stock-based benefit plans for employees and consultants, the vast majority of whom work for the Sorrento subsidiary. See Proposals 5 and 6 in this Proxy Statement. These plans are substantially identical to the plans that the Sorrento subsidiary had previously adopted, and outstanding options to purchase stock in our Sorrento subsidiary will be exchanged for options to purchase our common stock.

     Finally, we are proposing that our name be changed to Sorrento Networks Corporation to more closely identify us with our optical networking unit. We have reserved this name in New Jersey, where we are incorporated, and reserved the symbol SRTO with Nasdaq, where our stock trades on the Nasdaq National Market. We may change our symbol from FIBR to SRTO and such a change would be made in consultation with our financial advisors in the future. New Jersey corporate law requires the name change to be reflected in an amendment to our certificate of incorporation, which in turn requires shareholder approval. We believe that this change will enhance our perception both to the investment community and within our industry, which will inure to the benefit of our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE CHANGE OF OUR CORPORATE NAME FROM OSICOM TECHNOLOGIES, INC. TO SORRENTO NETWORKS CORPORATION.

                                   PROPOSAL 2

                              ELECTION OF DIRECTORS

     At the Annual Meeting, seven directors will be elected to serve for one year terms expiring on the date of the Annual Meeting of Shareholders the following year. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by our By-Laws. The names of the nominees for the Board of Directors are listed below. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. However, discretionary authority is reserved to vote such shares in the best judgment of the persons named in the event that any person or persons other than the nominees listed below are to be voted on at the meeting due to the unavailability of any nominee so listed.

                           NOMINEES FOR ONE YEAR TERMS

Xin Cheng, Ph.D., 44, has been Chairman and Chief Executive Officer of the Company since September 2000. He has been the President and a director of the Company since September 1995, and was Secretary from June 1993 to February 1997. Dr. Cheng has served as the Chief Executive Officer and Chairman of our Sorrento Subsidiary since January 2000. In 1995, Dr. Cheng founded the optical networking division of the Company. From 1988 to 1990, Dr. Cheng served as Senior Staff Scientist and from 1990 to 1993 as a director of Advanced Technology for Amoco Technology Company, a photonics technology development company and a subsidiary of Amoco Oil Corporation. While at Amoco, Dr. Cheng led their development of the WDM-based fiber optic high-resolution computer graphics link, a high-dynamic range microwave fiber optic system, a fiber optic HDTV transmission system, multiple fiber optic serial digital video transmission systems as well as other technologies. Dr. Cheng holds a Ph.D. and M.S. in Electrical Engineering from the University of California, Irvine, and a B.S. degree in Physics from Nanjing University, China.

James M. Dixon, 53, becomes a director, and our President and Chief Operating Officer in November 2000. From its inception in 1999 to the present, Mr. Dixon has served as the Chairman of Aeris.Net South America. From 1997 to 1998,
Mr. Dixon served as President of International Wireless Communications, Inc. Latin America. Mr. Dixon served in various executive management positions with Nextel Communications, Inc. from 1991 to 1996, including Executive Vice President of Nextel from 1994 to 1996, President of Digital Mobile Networks from 1992 to 1996, and Senior Vice President of Nextel from 1992 to 1994. From 1986 to 1991 Mr. Dixon held various senior management positions with McCaw Cellular Communications, Inc. including Chairman of Bay Area Cellular Telephone Company. Mr. Dixon served as President and Chief Operating Officer of Bay Area Cellular Telephone Company (Cellular One) from 1984 to 1986. Mr. Dixon holds an M.B.A. from Pepperdine University.

Tingye Li, Ph.D., 69, has served as one of our directors since October 2000 and as a director of our Sorrento Subsidiary since February 2000. Dr. Li has been a consultant in the field of lightwave communications since December 1998. From 1957 to 1998, Dr. Li served in a number of senior research positions at AT&T Bell Labs, ultimately serving as head of the Lightwave Networks Research Department of AT&T Labs-Research. Dr. Li also serves as a director of LightCross, Inc., a supplier of passive components for wavelength-division-multiplexed lightwave transmission systems and networks, and Micron Optics, Inc., a supplier of components and subsystems for optical networks. He is a fellow of the Optical Society of America and the Institute of Electrical and Electronic Engineers, and a member of the National Academy of Engineering. In 1995, he served as the President of the Optical Society of America. Dr. Li holds a Ph.D. from Northwestern University.

Rajendra Singh, Ph.D., 46, has served as a director of our Sorrento Subsidiary since March 2000. Since December 1993, Dr. Singh has served as Chairman of the Board of Directors and Chief Executive Officer of Telcom Ventures, LCC, whose primary business is making investments in wireless system operators and emerging wireless technologies. From 1983 until June 1996, Dr. Singh served as Chairman of the Board of Directors of LCC International, Inc., a wireless telecommunication consulting company, which he co-founded in 1983. Dr. Singh is a member of the Board of Directors of Aether Systems, Inc., a provider of wireless and mobile data services, LCC International, Inc., Teligent, Inc., a broadband communications company, and XM Satellite Radio Holdings, Inc., a company seeking to become a nationwide provider of audio entertainment and information programming. Dr. Singh holds a Ph.D. in Electrical Engineering from Southern Methodist University.

Phillip W. Arneson, 63, has served as one of our directors since October 2000. Since 1996, Mr. Arneson has held the position of Executive Vice President for Frandsen Corporation, a privately held company consisting of over twenty banks and five manufacturing companies. Additionally, he serves as President of two its operating companies. From 1994 to 1995, Mr. Arneson was Managing Partner for Morningside Technology, a management consulting firm. From 1982 to 1986 , he served as Executive Vice President of Allied Signal's Electronic Sector and as Chief Executive Officer of its subsidiary, Amphenol Corp. In 1986, Mr. Arneson's technology group garnered the prestigious IR-100 award for the development of an integrated fiber optics phase modulator. Mr. Arneson holds a B.S. in Electrical Engineering from the University of Minnesota's Institute of Technology.

Susan Mandl, 44, has served as one of our directors since October 2000. Currently, Ms. Mandl is the Chairman of ASM Investments, which provides early stage investments for technology ventures. Currently, Ms. Mandl is also a member of the Board of Trustees of WETA, public radio and television, and The Washington Opera. From 1998 to 2000, Ms. Mandl served as President and Chief Executive Officer of Lucent Technologies Product Finance, which provides financing to commercial customers. From 1996 to 1998, Ms. Mandl served as International Vice President of Lucent Technologies' Business Communications Systems (BCS). From 1981 to 1996, she served in a variety of positions at AT&T, including Vice President of BCS' Sales and Services Division. In 1998, Ms. Mandl was recognized by the National Association of Women Business Owners as "Distinguished Leader of the Year." Ms. Mandl graduated Phi Kappa Lambda from the College of Wooster in Ohio. She completed the Executive Program at IMD International in Lausaune, Switzerland.

Gary M. Parsons, 50, has served on our Board of Directors since October 2000. Since 1996, Mr. Parsons has held the position of Chairman of the Board for Motient Corporation, a wireless data firm, and XM Satellite Radio Holdings, Inc. From 1990 to 1996, Mr. Parsons held a number of executive positions at MCI Communications, Inc., including Executive Vice President, Chief Executive Officer of MCImetro, Inc., and President of MCI's Southern Division. From 1984 to 1990, Mr. Parson held the responsibilities of Executive Vice President at Telecom*USA, a fiber-optic and long distance venture subsequently acquired by MCI. Mr. Parsons holds a B.S. in Electrical and Computer Engineering from Clemson University and a MBA from the University of South Carolina.

                        INFORMATION CONCERNING THE BOARD

     The Board of Directors met six times in fiscal 2000. No director attended fewer than 75% of the meetings of the Board of Directors. In addition, the Board acted by unanimous consent four times during fiscal 2000. The Board also consults regularly by telephone and in person.

     The Board of Directors has an Audit Committee, which met four times during fiscal 2000, and a Compensation Committee, which met three times during fiscal 2000. No committee member attended fewer than 75% of the meetings.

     The Compensation Committee is responsible for reviewing the compensation and benefits of the Company's executive officers, making recommendations to the Board of Directors concerning compensation and benefits for such executive officers, reviewing overall company-wide compensation plans and administering the Company's stock option plans. Drs. Cheng and Li and Ms. Mandl currently serve on the Compensation Committee.

     The Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls. The Audit Committee reviews our financial statements, meets with our independent accountants to review our internal controls and financial management practices and examines all agreements or other transactions between us and our directors and officers (other than those compensation functions assigned to the Compensation Committee) to determine whether such agreements or transactions are fair to our shareholders. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors in June 2000, a copy of which is attached to this Proxy Statement as Exhibit A. Each member of the Audit Committee is independent as defined by the Nasdaq Stock Market listing Standards. Ms. Mandl and Messrs. Parsons and Arneson currently serve on the Audit Committee. The report by the Audit Committee for the year ended January 31, 2000 follows.

AUDIT COMMITTEE REPORT

     The Audit Committee met and consulted with the Company's independent accountants in person and by telephone regarding the following:

     o the plan for, and the independent accountants' report on, each audit of the Company's financial statements.

     o the Company's financial disclosure documents, including all financial statements and reports filed with the SEC and sent to shareholders.

     o reviewing the Company's accounting practices, principles, controls or methodologies.

     o    significant developments in accounting and SEC rules

     o the adequacy of the Company's internal controls and accounting personnel

     This year the Audit Committee adopted the audit committee charter which reflects the new standards set forth in the SEC regulations and the Nasdaq Stock Market listing standards and recommended the full Board approve this charter.

     The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the annual report. In making its recommendation, the Audit Committee discussed with BDO Seidman, LLP, the Company's independent accountants for fiscal 2000, those matters communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These recommendations are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Additionally, the Audit Committee received the written disclosures and a letter from BDO Seidman, as required by Independence Standards Board No. 1 "Independence Discussions with Audit Committees", and has discussed with BDO Seidman their independence. Finally, the Audit Committee reviewed and discussed, with the Company's management and BDO Seidman, the Company's audited consolidated financial statements and other such matters deemed relevant and appropriate by the Audit Committee. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual report for the year ended January 31, 2000.

     This Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, unless the report is specifically incorporated by reference.

Dated:         May 31, 2000
Submitted by:  Leonard N. Hecht, Chairman
               Renn Zaphiropoulos

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company or its subsidiaries receives $1,000 for each Board of Directors or committee meetings attended. Directors who serve as the chairman of a committee receive an additional $500 for each committee meeting attended. All directors are reimbursed for expenses incurred in attending Board of Directors and committee meetings. At present, directors do not receive any other cash compensation for services as a director. Directors who are employees of the Company or its subsidiaries receive no additional compensation or options for serving on the Board of Directors or any committee.

     The 1997 Directors Stock Option Plan provides for an automatic grant on the date an individual joins the Board of Directors of an option to purchase 11,667 shares of common stock and an automatic grant on the day following the Company's Annual Meeting of an option to purchase 8,333 shares to each individual who was elected to the Board of Directors at such meeting. The price of the options was the fair market price of the Company's common stock on the date the option was granted. Each option granted under this plan becomes exercisable ratably over the 12 months following the grant date.

     The 2000 Stock Incentive Plan provides for an automatic grant on the date an individual joins the Board of Directors of an option to purchase 35,000 shares of common stock which vests at the end of one year and an automatic grant on the date of each Annual Meeting at which a director is re-elected to serve for another term of an option to acquire 25,000 shares of common stock which vests at the end of one year. These automatic grants will have an exercise price per share equal to the fair market value per share on the date of grant. These grants are immediately exercisable; however, the Company may repurchase any unvested shares, at the exercise price paid, at the director's cessation of board service.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 6, 2000, regarding the ownership of the Common Stock by (i) each Director and nominee for Director of the Company; (ii) each of the present executive officers named in the Executive Officer section following; (iii) each of the present directors not standing for election at the 2000 Annual Meeting of Shareholders; (iv) each of the executive officers named in the Summary Compensation Table, following; (v) each person known to the Company to beneficially own 5% or more of Common Stock; and (vi) all Directors and executive officers of the Company as a group. Except as indicated, all persons named as beneficial owners of Common Stock have sole voting and investment power with respect to the shares indicated as beneficially owned by them. All persons named have an address at c/o Osicom Technologies, Inc., 9990 Mesa Rim Road, San Diego, California 92121, unless otherwise indicated.

                                                      Common Stock
                                                      ------------
                                              Number of        Percentage of
   Name of Beneficial Owner (A)                Shares         Outstanding (Q)
   ----------------------------                ------         ----------------
   Xin Cheng Ph.D. (B)                         350,735              2.8%

   James M. Dixon                                    -              *

   Tingye Li, Ph.D. (C)                          1,945              *

   Rajendra Singh, Ph.D. (D)                         -              *

   Phillip W. Arneson (E)                        1,945              *

   Susan Mandl (F)                               1,945              *

   Gary M. Parsons (G)                           1,945              *

   Leonard H. Hecht (H)                        151,667              1.2

   Christopher E. Sue (I)                      122,426              1.0

   Richard L. Jacobson (J)                          -               *

   Rohit Phansalkar (K)                         49,068              *

   Arthur Trakas (L)                            35,462              *

   Gilbert Goldbeck (M)                         13,244              *

   Par Chadha (N)                              582,554              4.7

   White Rock Capital
   Management, LP (O)                          964,200              7.8
     3131 Turtle Creek Blvd., Ste 800
     Dallas, TX 75219

   Firsthand Capital
   Management, Inc. (P)                      1,592,700             13.0
     125 South Market, Ste 1200
     San Jose, CA 95113

   All Directors, Nominees and
       Executive Officers as a Group         1,312,936             10.2

-------------------

 *   Less than 1%

(A) All information with respect to beneficial ownership of the shares is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided by such beneficial owners to the Company.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(B) Includes exercisable options held by Dr. Cheng to acquire 251,515 shares of common stock and exercisable options to acquire 51,486 shares of common stock held as custodian or trustee for minor children, as to which beneficial ownership is disclaimed. Dr. Cheng holds unexercisable options to acquire 175,000 shares of our common stock at $49.25 per share granted under the 2000 Stock Incentive Plan. Dr. Cheng holds options to acquire 12,632 of our NETsilicon shares at $7.00 per share. On March 7, 2000, Dr. Cheng was granted options to acquire 5,000,000 shares of Sorrento's common stock at $5.45 as the Chairman, CEO and founder of Sorrento. Pursuant to the stock purchase agreement with FIBR Holdings, LLC the 679,483 shares of common stock purchased by it are required to be voted for the nominees recommended by the Board of Directors; in the event FIBR Holdings, LLC or its successors do not vote for the seven nominees proposed, the Board of Directors may do so.

(C) Includes options to acquire 1,945 shares of common stock held by Dr. Li that are exercisable within 60 days. On March 7, 2000, Dr. Li was granted an option to acquire 100,000 shares of Sorrento's common stock at $5.45 per share under Sorrento's option plan which provided for automatic grants to directors.

(D) On March 7, 2000, Dr. Singh was granted an option to acquire 100,000 shares of Sorrento's common stock at $5.45 per share under Sorrento's option plan which provided for automatic grants to directors. In addition, Dr. Singh was granted options to acquire 100,000 shares of Sorrento's common stock under Sorrento's option plan for consulting services. Telcom-SNI Investors, LLC, an affiliate of Telcom Ventures, LLC, of which Dr. Singh is chairman of the board and chief executive officer, holds 2,697,248 shares of the Series A Preferred stock of Sorrento. Dr. Singh disclaims beneficial ownership of these shares except to the extent of his beneficial ownership of such entity.

(E) Includes options to acquire 1,945 shares of common stock held by Mr. Arneson that are exercisable within 60 days.

(F) Includes options to acquire 1,945 shares of common stock held by Ms. Mandl that are exercisable within 60 days. ASM Investments, LLC of which Ms. Mandl is Chairman, holds 238,532 shares of the Series A Preferred stock of Sorrento.

(G) Includes options to acquire 1,945 shares of common stock held by Mr. Parsons that are exercisable within 60 days.

(H) Includes shares and options held in the name of Chrysalis Capital Group and exercisable options to acquire 123,336 shares of common stock. Mr. Hecht owns, directly and indirectly, 100% of the outstanding capital stock of Chrysalis Capital Group. Mr. Hecht holds options to acquire 25,000 of our NETsilicon shares at $7.00 per share. Mr. Hecht holds unexercisable options to acquire 75,000 shares of common stock at $35.50 and 350,000 shares of common stock at $59.88 granted under the 2000 Stock Incentive Plan On March 1, 2000, Mr. Hecht was granted an option to acquire 100,000 shares of Sorrento's common stock at $5.45 per share under Sorrento's option plan which provided for automatic grants to directors.

                                                 (footnotes continued next page)

(footnotes continued from previous page)

(I) Includes exercisable options held by Mr. Sue to acquire 121,999 shares of common stock. Mr. Sue holds options to acquire 4,421 of our NETsilicon shares at $7.00 per share. Mr. Sue holds unexercisable options to acquire 50,000 shares of common stock at $49.25 granted under the 2000 Stock Incentive Plan.

(J) Mr. Jacobson holds unexercisable options to acquire 150,000 shares of common stock at $69.13 granted under the 2000 Stock Incentive Plan.

(K) Includes exercisable options held by Mr. Phansalkar to acquire 35,000 shares of common stock. Mr. Phansalkar holds unexercisable options to acquire 450,000 shares of common stock at $35.50 granted under the 2000 Stock Incentive Plan . In addition, on March 7, 2000 he was granted options to acquire 100,000 shares of Sorrento's common stock at $5.45 under Sorrento's option plan for services as an advisory director to Sorrento. Mr. Phansalkar was also granted options to acquire 200,000 of our shares of common stock in the Sorrento subsidiary at $5.45 by the Board of Directors of Osicom on August 10, 2000 for services rendered. Mr. Phansalkar was a manager, member or partner of entities which hold 1,825,690 shares of the Series A Preferred stock of Sorrento including Andersen Weinroth & Co., LP, ("AW"), Andersen Weinroth Capital Corporation ("AW") and Sorrento Holdings, LLC. Mr. Phansalkar was a manager and is a beneficial owner of FIBR Holdings, LLC which holds 142,692 shares of common stock. Mr. Phansalkar's beneficial ownership of these shares is not determinable at the date of this Proxy Statement due to a dispute with AW.

(L) Includes exercisable options held by Mr. Trakas to acquire 30,700 shares common stock. Mr. Trakas holds options to acquire 3,158 of our NETsilicon shares at $7.00 per share. On March 7, 2000, Mr. Trakas was granted an option to acquire 16,660 shares of Sorrento's common stock at $5.45 per share under Sorrento's option plan as an employee of Sorrento.

(M) Includes exercisable options held by Mr. Goldbeck to acquire 13,244 shares of common stock. Mr. Goldbeck holds options to acquire 3,158 of our NETsilicon shares at $7.00 per share.

(N) Includes shares and exercisable options to acquire common stock held in the name of R II Partners, Inc. Mr. Chadha, our former Chairman and CEO, owns, directly and indirectly, 100% of the outstanding capital stock of R II Partners, Inc. Mr. Chadha holds options to acquire 12,632 of our NETsilicon shares at $7.00 per share. Mr. Chadha holds unexercisable options to acquire 600,000 shares of common stock at $49.25 per share granted under the 2000 Stock Incentive Plan, which does not include 451,138 shares and options to acquire common stock held by his wife, their two children and RT Investments, Inc., in which shares Mr. Chadha disclaims beneficial ownership. Mr. Chadha has neither investment nor voting power with respect to such shares.

                                                 (footnotes continued next page)

(footnotes continued from previous page)

(O) Represents holdings reported by White Rock Capital Management, LP, as of June 30, 2000, reported on Form 13F, "Quarterly Reports Filed by Institutional Managers". On Form 13G, filed on January 3, 2000, White Rock Capital Management, LP, White Rock Capital, Inc., Thomas U. Barton and Joseph U. Barton reported beneficial ownership of 647,500 shares; this number consisted of 397,000 shares held for certain institutional clients of White Rock, 59,500 shares held for the account of White Rock Partners, 185,000 shares held by SP White Rock LLC and 6,000 shares held for the account of White Rock management.

(P) Represents holdings reported by Firsthand Capital Management, Inc., as of June 30, 2000, reported on Form 13-F, "Quarterly Reports Filed by Institutional Managers".

(Q) For each beneficial owner, the "Percentage of Outstanding" equals each owner's actual holdings of shares plus shares represented by unexercised options and warrants held, divided by total shares outstanding of the Company at October 6, 2000, of 12,292,871 plus the unexercised options and warrants detailed above of the referenced holder only. In other words, individual percentages of the listed holders will not add to the group total because the calculations are made separately for each holder.

                        EXECUTIVE OFFICERS AND DIRECTORS

As of the date of this Proxy Statement, our executive officers and directors are:

             Name              Age                 Position
           --------           -----              ------------
   *Xin Cheng, Ph.D.           44          Chief Executive Officer, President,
                                               and Chairman of the Board
   *James M. Dixon             53          President, COO and Director
   *Tingye Li, Ph.D.           69          Director
   *Phillip W. Arneson         63          Director
   *Susan Mandl                44          Director
   *Gary M. Parsons            50          Director
    Leonard N. Hecht           63          Executive Vice President, Director
    Christopher E. Sue         37          Vice President, Finance
    Richard L. Jacobson        57          Sr. Vice President, Legal and Secretary
    Rohit Phansalkar           56          Director

* See biographies in Proposal 2 - Election of Directors

Leonard N. Hecht has served as our Executive Vice President since August 2000, and as one of our directors since June 1996 and a director of our Sorrento Subsidiary from February 2000 to August 2000. Mr. Hecht is not standing for re-election at the annual meeting. Since 1994, he has been President of Chrysalis Capital Group, an investment banking company specializing in mergers, acquisitions and financing that he founded. From 1987 to 1993, Mr. Hecht was Managing Director of the Investment Banking Group and head of the Technology Assessment Group of Houlihan Lokey Howard & Zukin, a financial advisory firm. From 1984 to 1987,

Mr. Hecht was the Vice Chairman of the Board and Chief Executive Officer of Quantech Electronics Corp., a diversified publicly held electronics company. Prior to joining Quantech, Mr. Hecht was a founding principal of Xerox Development Corporation, a wholly owned subsidiary of the Xerox Corporation. Xerox Development Corporation was active in strategic planning, mergers and acquisition, divestitures, licensing, joint ventures and venture investing for the Xerox Corporation.

Christopher E. Sue has been our Vice President, Finance since September 1997. From January 1996 to September 1997, he served as our Chief Financial Officer. Mr. Sue served as our Secretary from February 1997 to September 1997 and from November 1998 to March 2000. In December 1995 Mr. Sue became Chief Financial Officer of Meret Communications, Inc. From 1993 to 1995, he was Accounting Manager at Haskel International, Inc., and from 1990 to 1993 he was Assistant Controller at Sun Computers, Inc. From 1986 to 1990, Mr. Sue was employed by KPMG Peat Marwick in both its audit and management consulting practices. Mr. Sue is a certified public accountant.

Richard L. Jacobson has been our Senior Vice President, Legal and Secretary since July 2000. Mr. Jacobson was a partner with the law firm of Fulbright & Jaworski, LLP from 1990 to 2000 where his practice consisted primarily of securities litigation and SEC enforcement matters. Prior to joining Fulbright in 1988 he was in private practice in Palo Alto, California, from 1986 to 1988, and in Washington, D.C., from 1980 to 1986. From 1977 to 1979, Mr. Jacobson worked for the SEC, where he was a member of the Trial Unit in the Enforcement Division and served as Special Counsel to the Chairman. He served as a law clerk for Ninth Circuit Judge Walter Ely from 1970 to 1971 and then clerked for Associate United States Supreme Court Justice William O. Douglas from 1971 to 1972. Mr. Jacobson holds a J.D. from the University of Southern California and a S.B. from the University of Chicago.

Rohit Phansalkar has served as one of our directors since January 2000 and served as our Chief Executive Officer from July 2000 to September 2000. Mr. Phansalkar is not standing for re-election at the Annual Meeting. Mr. Phansalkar was a partner of Andersen Weinroth & Co. LP. Prior to joining Andersen Weinroth, Mr. Phansalkar was the co-founder, Vice Chairman and CEO of Newbridge Capital, a firm dedicated to making private equity investments in India. From 1993 to 1996 Mr. Phansalkar was a Managing Director of Oppenheimer & Co., where he was the head of the Energy Finance Group. Mr. Phansalkar was the founding Chairman of the The India Fund, a $510 mm closed-end fund listed on the NYSE. Prior to joining Oppenheimer, Mr. Phansalkar was a Managing Director of Bear Stearns & Co. He is a director of Zip Global Networks and Entrada Networks. Mr. Phansalkar received a BS in engineering from Michigan Technological University and an MBA from Harvard Graduate School of Business.

OTHER KEY MANAGEMENT

         As of the date of this Proxy Statement, the management team of our Sorrento Subsidiary includes:

           Name                Age                    Position
         --------             -----                 ------------
     Darin Clause              32       Vice President, Strategic Sales
     Demetri Elias, Ph.D.      56       Vice President, Marketing
     Susan Hamlin              37       Vice President, Sales (North America)
     Beth Kriegel              39       Vice President, Finance
     John A. Mason             42       Sr. Vice President, Business Development and
                                            President, Sorrento Europe
     Bassam Omar               36       Vice President, Operations
     Jin-Yi Pan, Ph.D.         41       Vice President, Systems Architecture

Similar to all rapidly growing companies, we are constantly seeking to augment our existing management staff at all levels. Our Board members, officers and employees continue to be extremely helpful in identifying and attracting potential candidates to us. In addition, we utilize the services of outside recruitment agencies to expand and expedite the process.

Darin Clause has served as Sorrento's Vice President, Strategic Sales since September 2000 and joined Sorrento in December 1999 as Director, Sales Development. Prior to joining Sorrento, Mr. Clause was employed with Pirelli as a Senior Product Manager from 1996 to 1999, where he was responsible for implementation of indoor cabling and connectivity business lines for the CATV, CLEC, Utility and IXC markets and multiple channels. From 1994 to 1996, Mr. Clause was a Project and Sales Engineer for Sumitomo Electric Lightwave, where he was responsible for fiber optic passive component sales. Mr. Clause holds a B.S. in Mechanical Engineering from Clemson University.

Demetri Elias, Ph.D. has served as Sorrento's Vice President, Marketing since October 2000 and joined Sorrento in April 2000 as Director, Product Line Management. Prior to joining Sorrento, Dr. Elias was with Nortel Networks, a leading optical equipment developer, for over 22 years holding positions in research and development, consulting, product management and marketing. In his most recent Nortel Networks assignments he served as Director, Product Line Management and Director, Strategic Marketing on optical networking products. Dr. Elias holds a Ph.D. in Electrical Engineering from McGill University, Montreal, Canada.

Susan Hamlin has served as Sorrento's Vice President, Sales (North America) since September 2000 and joined Sorrento in November 1999 as Regional Vice President of Sales. Ms. Hamlin is also responsible for Sorrento's customer service group. During her tenure at Pirelli Cables and Systems, Ms. Hamlin was Director of Sales from 1998 to 1999 and responsible for overseeing sales to CATV, CLEC, Utility and IXC markets. From 1997 to 1998, Ms. Hamlin was National Sales Manager - Distribution at Pirelli where she established and implemented Pirelli's sales efforts into the distribution and OEM markets. From 1985 to 1996, Ms. Hamlin held a succession of sales and marketing management positions with AT&T/Lucent Technologies where she was responsible for strategic planning, market development and sales to the Regional Bell Operating Companies. Ms. Hamlin holds a B.S. in Management Information Systems from

Bradley University in Peoria, Illinois and completed executive management programs at Harvard University and the Wharton School of Business.

Beth Kriegel has served as Sorrento's Vice President, Finance since October 2000 and joined Sorrento in August 2000. From June 1999 to August 2000, she served as Senior Director, Finance, and from February 1997 to June 1998 she served as Director of Investor Relations for Advanced Tissue Sciences, a biotechnology company based in San Diego, California. From June 1998 to May 1999, Ms. Kriegel served as Director, Financial Reporting for Stratagene, a biotechnology company. From February 1993 to February 1997 she served in various capacities for Cytel Corporation, most recently as Manager, Planning and Financial Analysis from May 1992 to February 1993. Ms. Kriegel was employed with the accounting firms of Pannell Kerr Forster from 1988 to 1991, PricewaterhouseCoopers LLP from 1985 to 1988 and KPMG Peat Marwick from 1983 to 1985. Ms. Kriegel is a certified public accountant.

John A. Mason has served as Senior Vice President, Business Development of Sorrento and President of Sorrento Europe since September 2000 where he has been responsible for Sorrento's European sales and marketing activities, as well as the structuring and negotiation of contracts between Sorrento and its key customers and oversight of the roll-out of Sorrento's solution into those customers' optical networks. Mr. Mason joined us in 1996 and became our Director of Business and Strategic Planning in 1997 where he has been responsible for Osicom's strategic planning efforts, as well as its corporate partnering, merger and acquisition activity. Mr. Mason worked in the television and allied industries, including positions with subsidiaries of Telecommunications Incorporated and Fox, Inc., in the Mergers and Acquisitions Department of Smith Barney and in the strategic consulting/technology practice at Booz, Allen and Hamilton, Inc. Mr. Mason holds an M.B.A. from the Harvard University Graduate School of Business Administration and an A.B. in economics from Stanford University.

Bassam Omar has served as Vice President, Operations of Sorrento since February 2000 and served as the Vice President and General Manager of our optical networking division from 1997 to 2000. From 1995 to 1996, Mr. Omar served as Senior Product Manager of StarNet Development, Inc., a manufacturer of cable television networking equipment. Mr. Omar holds a B.S. in Electrical Engineering from the University of Utah.

Jin-Yi Pan, Ph.D., has served as the Vice President, System Architecture, of Sorrento since February 2000. From 1996 to 1999, Dr. Pan was a senior research engineer at Nokia Research Center, the corporate research arm of Nokia Corporation responsible for developing networking system architectures, equipment and software. From 1993 to 1996, Dr. Pan served as a researcher at Bell Communications Research, or Bellcore, the research center created to service the regional bell operating companies in the areas of software, networking standards and architecture. At Bellcore, he participated in the development of network system architecture and protection scheme for MONET, the government funded national optical networking consortium. Dr. Pan holds a Ph.D. in Electrical Engineering from the City University of New York and a B.S. in Optics from Zhejiang University, China.

                              CERTAIN TRANSACTIONS

     During July, 2000 we agreed to loan $300,000 for three years at the applicable federal rate provided for in Internal Revenue Code Section 1274 to Mr. Jacobson in connection with accepting employment as our Senior Vice President, Legal. This is a full recourse loan and Mr. Jacobson has pledged his options to acquire our common stock and any options he may receive from any of our subsidiaries as collateral. As of the date of this Proxy Statement Mr. Jacobson has received approximately $269,000 of this amount for which the interest rate is 6.60%.

     During October, 2000 Mr. Chadha, our former CEO and Chairman, and Mrs. Sharon Chadha, also a former officer, exercised options to acquire 578,500 shares of our common stock through their transferees, RII Partners, Inc. and RT Investments, Inc. Mr. Chadha owns 100% of the outstanding capital of RII Partners, Inc. and Mrs. Chadha owns 100% of the outstanding capital of RT Investments, Inc. Pursuant to Mr. Chadha's separation agreement we loaned the exercise price of $5,034,279 at the applicable federal rate of 6.30% for two years. The loan is fully collateralized by the 507,388 shares of our common stock.

     During fiscal 2001, we entered into employment agreements with Dr. Cheng, Mr. Hecht, Mr. Phansalkar, Mr. Sue, and Mr. Jacobson which provide for loans to the employees to exercise stock options to acquire our common stock and the stock of our subsidiaries including any required tax withholdings due upon exercise. The loans are for a period not to exceed two years at the applicable federal rate, are full recourse and require the pledge of shares issued upon exercise. As of the date of this proxy no such loans are outstanding.

     During fiscal 2000 we paid $40,000 to Renn Zaphiropoulos, a then director, for management consulting services.

     During fiscal 1998, we made 8% demand loans totaling $165,000 to Chrysalis Capital Group which were repaid with interest in April 1999. The loans were collateralized by 20,408 shares of our common stock. During fiscal 2000 and 1999, we paid $190,070 and $25,000, respectively, in fees to Chrysalis Capital Group for services rendered in connection with various amended loan and security agreements. Leonard Hecht was a director when such transactions occurred, owns directly and indirectly 100% of the outstanding capital stock of Chrysalis Capital Group.

     During fiscal 2000 FIBR Holdings, LLC purchased 679,483 unregistered shares of our common stock for $7,500,000. In connection with this placement Humbert B. Powell, III, then a director, received a finder's fee of $300,000. Andersen Weinroth Capital Corp. ("AW") received a placement fee of $300,000 in connection with this placement and Rohit Phansalkar, who subsequently became one of our directors, and later became our Chairman and Chief Executive Officer, was a partner of AW at that time. FIBR Holdings, LLC has the right to nominate one member of the Board of Directors to serve until the annual shareholders' meeting in 2001 and has the right to participate in any stock offering by our Sorrento Subsidiary, to the extent of $7,500,000 subject to certain limitations.
Mr. Phansalkar was nominated by AW and joined our Board of Directors on January 6, 2000.

     On March 3, 2000, our Sorrento Subsidiary completed a sale of 8,596,333 shares of its Series A Convertible Preferred Stock to a group of investors receiving net proceeds of approximately $46.6 million. Of these shares, 1,467,891 shares were purchased for $8,000,000 pursuant to the previously contracted right of participation by entities in which Mr. Phansalkar was partner or member. In addition, AW received a placement fee of $1,950,000 paid through the issuance by Sorrento of 357,799 shares of its Series A Convertible Preferred Stock. Mr. Phansalkar disclaims beneficial ownership of these shares except to the extent of his beneficial ownership of each entity.

     In addition, 2,697,248 shares of this placement were purchased for $14,700,000 by Telcom-SNI Investors, LLC in which Dr. Singh, one of our nominees for the Board and who became a director of Sorrento after the purchase, is Chairman of the Board and Chief Executive Officer of Telcom-SNI Investors, LLC. In addition, Renn Zaphiropoulos, a former director, purchased 45,872 of these shares for $250,000.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation awarded to, earned by, or paid to (i) all individuals who served or functioned as the Company's Chief Executive Officer ("CEO") during the fiscal year ended January 31, 2000 and (ii) the Company's four most highly compensated executive officers who were serving at the end of the fiscal year ended January 31, 2000 whose annual salary and bonus exceeded $100,000 (all the foregoing individuals being hereinafter referred to collectively as the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the fiscal year ended January 31, 2000.

                                        ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                 ---------------------------------  ----------------------------------
                                                         OTHER      RESTRICTED   SECURITIES  LONG-TERM       ALL
                                                         ANNUAL       STOCK      UNDERLYING  INCENTIVE      OTHER
   NAME AND PRINCIPAL   FISCAL   SALARY     BONUS     COMPENSATION   AWARD(S)     OPTIONS      PLAN     COMPENSATION
   POSITION              YEAR      ($)       ($)          ($)          ($)          (#)       PAYOUTS        ($)
------------------------ ----    -------   -------    ------------  ----------   ---------   ---------  ------------
Par Chadha, Chairman     2000    230,000         -         -            -         70,000        -             -
 Chief Executive Officer 1999    147,500         -         -            -        349,164        -             -
                         1998     60,000         -         -            -         16,667        -             -

Xin Cheng, President     2000    180,000     8,365         -            -        100,000        -             -
 Director                1999    125,031    51,066         -            -        196,183        -             -
                         1998     90,248         -         -            -         16,667        -             -

Christopher E. Sue,      2000    134,904    27,947         -            -         15,000        -             -
 VP Finance              1999    103,077         -         -            -         66,665        -             -
                         1998     95,000         -         -            -              -        -             -

Arthur Trakas,           2000    181,546         -         -            -         26,402        -             -
 Executive VP            1999    152,420         -         -            -         51,666        -             -
 Worldwide Sales         1998    154,146         -         -            -              -        -             -

Gilbert Goldbeck, COO    2000    121,771         -         -            -         10,000        -             -
 Network Access

LONG-TERM INCENTIVE PLANS

     The Company has no long-term incentive plans other than the 1988 and 1997 Stock Option Plans and the 1997 Directors Stock Option Plan.

OPTION GRANTS - YEAR ENDED JANUARY 31, 2000

     The following table summarizes all grants of stock options made during the year ended January 31, 2000 to each of the Named Executive Officers.

                                    INDIVIDUAL GRANTS
                  ------------------------------------------------------------
                                                                                  POTENTIAL REALIZABLE VALUE AT
                   NUMBER OF    % OF TOTAL               MARKET                   ASSUMED RATES OF STOCK PRICE
                  SECURITIES     OPTIONS    EXERCISE    PRICE ON                  APPRECIATION FOR OPTION TERM
                  UNDERLYING    GRANTED TO   OR BASE     DATE                                 (A)
                    OPTIONS    EMPLOYEES IN   PRICE     GRANTED                   -----------------------------
     NAME          GRANTED(#)  FISCAL YEAR  ($/SHARE)  ($/SHARE)       DATE        0% ($)    5% ($)     10% ($)
----------------- -----------  -----------  ---------  ----------   ----------    ------    ------     -------
Par Chadha           70,000         7.01      7.11        7.11      8-24-2009       -       313,001    793,206

Xin Cheng           100,000        10.02      7.11        7.11      8-24-2009       -       447,144  1,133,151

Christopher E. Sue   15,000         1.50     11.00       11.00       5-3-2009       -       103,768    262,968

Arthur Trakas        25,002         2.50     11.00       11.00       5-3-2009       -       172,960    483,314
                      1,400         0.14     15.56        8.84      11-1-2009       -             -     10,328

Gilbert Goldbeck     10,000         1.00      7.11        7.11      8-24-2009       -        44,714    113,315

(A) In accordance with Securities and Exchange Commission rules, these columns show gains that might exist for the respective options, assuming that the market price of the Company's common stock appreciates from the date of the grant over the term of the option at rates of 5% and 10%, respectively.

AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED JANUARY 31, 2000 AND JANUARY 31, 2000 OPTION VALUES

The following table sets forth information concerning each exercise of stock options during the year ended January 31, 2000 by each of the Named Executive Officers and the January 31, 2000, value of unexercised options.

                                                      NUMBER OF
                     NUMBER                      SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                    ACQUIRED                     UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                       ON          VALUE         AT FISCAL YEAR-END (#)        AT FISCAL YEAR END ($)(A)
                    EXERCISE     REALIZED        ---------------------         -------------------------
       NAME            (#)          ($)       EXERCISABLE  UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
   ------------    -----------  -----------   -----------  -------------     -----------     -------------
Par Chadha           74,834      210,037       528,499              -       21,205,471                 -

Xin Cheng            47,000      124,846       303,001              -       12,432,018                 -

Christopher E. Sue    3,000       92,531        31,367         40,832        1,212,281         1,682,730

Arthur Trakas             -            -        37,017         39,384        1,274,809         1,576,243

Gilbert Goldbeck     13,139      364,024        20,744         16,116          881,481           685,433

(A) Options are "in-the-money" if, on January 31, 2000, the market price of the Common Stock ($49.5625) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by such options on January 31, 2000, and the aggregate exercise price of such options.

EMPLOYMENT AGREEMENTS

     In September 2000, we assumed our Sorrento Subsidiary's obligations under its two year employment agreement with Dr. Cheng. The agreement, ending March 2002, provides for a salary of $250,000 per year, vesting of all his options to acquire our common stock granted prior to February 1, 2000, and a bonus equal to two year's base salary payable at the end of the contract. This agreement may be terminated for cause. However, should Dr. Cheng be terminated without cause he will receive a continuation of his salary and benefits for two years and he is required to provide consulting services to us during that period.

     We entered into a two year employment contract with Mr. Hecht ending August 2002 which provides for a salary of $250,000 per year and vesting of all his options to acquire our common stock granted prior to February 1, 2000. This contract may be terminated for cause. However, should Mr. Hecht be terminated without cause or resign in certain circumstances he will receive a continuation of his salary and benefits for two years, vesting of all his options to acquire our common stock, and he is required to provide consulting services to us during the two years following his termination.

     We entered into a two year employment contract with Mr. Jacobson ending in July 2002 which provides for a salary of $250,000 per year. This contract may be terminated for cause. However, should Mr. Jacobson be terminated without cause or resign in certain circumstances he will receive a continuation of his salary and benefits for two years, vesting of all his options to acquire our common stock, and he is required to provide consulting services to us during two years following his termination.

     We entered into a two year employment contract with Mr. Phansalkar ending May 2002, which provides for a salary of $250,000 per year. Mr. Phansalkar's resignation as our CEO in September 2000 which was required for Dr. Cheng to become our CEO, requires us to continue his salary and benefits for two years and all his options to acquire our common stock have been vested. During the period for which Mr. Phansalkar is receiving salary continuation he is available to provide consulting services to us.

     In June 2000, we entered into an agreement with Mr. Chadha in connection with his resignation effective July 8, 2000 as our Chairman and Chief Executive Officer that provides for payments of $250,000 per year for three years for consulting services as requested by the Board of Directors, continuation of his benefits and vesting of his options to acquire our common stock. As the members of the Board of Directors at the time of his resignation ceased to represent more than 50% of the Board of Directors in October 2000, all payments due under the contract are accelerated and no future consulting services are required.

     We have entered into a two year employment agreement with Mr. Sue ending May 2002 which provides for a salary of $168,500 per year and the vesting of all his options to acquire our common stock granted prior to February 1, 2000. This contract may be terminated for cause. However, should Mr. Sue be terminated without cause or resign in certain circumstances he will receive a continuation of his salary and benefits for two years, vesting of all his options to acquire our common stock and he is required to provide consulting services to us during that period.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and person who own more than ten percent of a registered class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (the "Commission"). The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a).

     Based solely upon a review of Forms 3, Forms 4 and Forms 5 and amendments thereto furnished to the Company pursuant to Rule 16(a)(3)(e) during the year ended January 31, 1999, and written representations of certain of its directors and officers that no Forms 5 were required to be filed, the Company believes that all directors, executive officers and beneficial owners of more than 10% of the Common Stock have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act, except for one late filing of a Form 4 by Dr. Cheng with respect to the exercise of a stock option for 47,000 shares.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee is presently comprised of Drs. Cheng and Li and Ms. Mandl. The Compensation Committee reviews, recommends and approves changes to our compensation policies and programs and is responsible for reviewing and approving the compensation of the Chief Executive Officer and other senior officers of the Company.

     The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee is responsible for reviewing the compensation and benefits of the Company's executive officers, making recommendations to the Board of Directors concerning compensation and benefits for such executive officers and administering our stock option plans.

     We believe that executive compensation should be based upon value returned to shareholders. We have developed and are developing compensation programs designed to reflect our performance and to be competitive in the marketplace. In designing compensation programs, we attempt to reflect both value created for shareholders while supporting our strategic goals. Our compensation programs reflect the following themes:

     o Compensation should be meaningfully related to the value created for shareholders.

     o Compensation programs should support our short-term and long-term strategic goal and objectives.

     o Compensation programs should promote our value and reward individuals for outstanding contributions to our success.

     o Short-term and long-term compensation should be designed to attract and retain superior executives.

     Our executive compensation is based upon three components, base salary, annual incentive bonuses and long-term incentives, which are intended to serve the overall compensation philosophy.

BASE SALARY

     The base salary of each executive officer is determined as a function of three principal factors: the individual's performance, the relationship of the individual's salary to similar executives in comparable companies, and increases in the individual's responsibilities, whether through promotions or otherwise.

ANNUAL INCENTIVE BONUS

     Our annual incentive bonuses are designed to reflect the individual officer's contribution to our profitability and revenues as well as any special achievements by the respective officers. Each officer's bonus is based upon our performance in various areas, such as sales, profit margins, operating expenses and net income, as compared to a pre-determined plan for each officer for each year.

                                PERFORMANCE GRAPH

                                  INDEX VALUES

                                                                     Nasdaq Computer & Data
                 Osicom Technologies, Inc.      Nasdaq US Index     Processing Services Index
                 -------------------------      ---------------     -------------------------
    1/31/95                4.969                    245.793                  482.527
    1/31/96               18.938                    347.298                  744.753
    1/31/97               31.500                    455.342                 1012.981
    1/31/98               16.500                    537.411                 1226.847
    1/31/99               16.125                    841.097                 2461.700
    1/31/00               49.563                   1314.932                 3993.188
    Pct. Chg.            897.444%                   434.975%                 727.557%

                                 GROWTH OF $100

                                                                      Nasdaq Computer & Data
                 Osicom Technologies, Inc.      Nasdaq US Index     Processing Services Index
                 -------------------------      ---------------     -------------------------
    1/31/95               100.000                   100.000                  100.000
    1/31/96               381.123                   141.297                  154.344
    1/31/97               633.930                   185.254                  209.933
    1/31/98               332.059                   218.644                  254.255
    1/31/99               324.512                   342.197                  510.168
    1/31/00               997.444                   534.975                  827.557
    Pct. Chg.             897.444%                  434.975%                 727.557%


     This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO ELECT THE AFOREMENTIONED NOMINEES TO SERVE ON THE BOARD OF DIRECTORS.

                                   PROPOSAL 3

                               RATIFICATION OF THE
                        SELECTION OF INDEPENDENT AUDITORS

The selection of independent auditors to examine our financial statements for the fiscal year ending January 31, 2001, which will be sent or made available to shareholders and filed with the Securities and Exchange Commission, is to be submitted to the meeting for ratification. BDO Seidman, LLP has been selected by the Board of Directors upon recommendation by the Audit Committee to examine such financial statements. Although ratification by the shareholders is not required by law, the Board of Directors believes that shareholders should be given this opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors would be considered by the Board in determining whether to continue the engagement of BDO Seidman, LLP. A member of BDO Seidman, LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT AUDITORS.


                                   PROPOSAL 4

                          INCREASE IN AUTHORIZED SHARES

     Our Certificate of Incorporation currently authorizes us to issue 16,666,667 shares of common stock, par value $.30 per share. As of the date of this Proxy Statement, we have outstanding _______________ shares of common stock, and have reserved for issuance a total of _____________ shares with respect to the following outstanding securities:

               Type of Security                      No. of Shares
               ----------------                      -------------
           Employee Stock Options                      3,629,109

           Outstanding Warrants                          128,334

           Series D Preferred Stock                   __________

     The weighted average exercise price of all outstanding stock options is $33.46 per share. 2,147,400 options have an exercise price greater than $35.00 per share and a weighted average exercise price of $48.39 per share. The weighted average exercise price of all outstanding warrants is $13.61 per share.

     The number of shares into which our D preferred stock is convertible depends upon the market price of our common stock as reported by Nasdaq, immediately preceding the date of conversion. The number shown above assumed that the conversion had taken place on the record date for the Annual Meeting, when the closing price of our shares was $_______ per share, as reported by Nasdaq.

     We plan to offer our common or convertible preferred stock in exchange for the Series A Preferred Stock that has been issued by our Sorrento Subsidiary. Because we do not have a sufficient number of shares authorized for a common stock issuance or conversion of a preferred stock after giving effect to our outstanding shares of common stock and the shares reserved for issuance, any exchange for our common stock or conversion of a preferred stock cannot be completed until an increase in our authorized shares is approved. In the event that this Proposal 4 is not approved by our shareholders, the Series A Preferred stock of Sorrento cannot be exchanged for our common stock nor is any preferred stock issued in an exchange convertible into our common stock unless and until our authorized shares are increased by subsequent action of our shareholders.

     One of our present directors and one nominee, as noted in the accompanying Beneficial Ownership Table, are related to holders of 2,935,780 shares of the Series A Preferred stock of Sorrento.

     In addition, as described below under Proposal 5, we have outstanding options to purchase approximately 6,600,000 shares of our common stock including the options issuable upon the elective conversion, on a 3.9-for-one basis, of options to acquire shares of the common stock of our Sorrento Subsidiary held by its employees, consultants, and directors. We based this conversion ratio on an analysis of the dilutive effect of the this conversion ratio, which varies under different assumptions as to our stock price, as well as advice we received from financial and legal advisors. We believe, after consultation with our financial advisors, that this conversion ratio to fair to the option holders and to us.

     As of the date of this proxy statement, we have no plans to issue any shares other than those described above, although the Company may issue shares in the future to raise capital, to make acquisitions and for other corporate purposes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO THE COMPANY TO 150,000,000.

                                   PROPOSAL 5

                            2000 STOCK INCENTIVE PLAN

     Introduction. On September 4, 2000, the Board of Directors unanimously adopted our 2000 Stock Incentive Plan and directed that the plan be submitted to a vote of the holders of all of our outstanding common stock. The plan has terms and conditions substantially identical to the 2000 Stock Incentive Plan previously adopted by the Sorrento Subsidiary under which no additional options will be granted. If the plan is approved by the holders of a majority of our common shares represented in person or by proxy at the Meeting, the plan will be adopted accordingly. A copy of the plan is attached to this proxy statement as Exhibit B.

     Shares Reserved. 8,000,000 shares of common stock have been authorized for issuance under our 2000 incentive plan. Such share reserve consists of the number of shares subject to outstanding options including the options issuable upon the elective conversion, on a 3.9-for-one basis, of options to acquire shares of the common stock of our Sorrento Subsidiary held by its employees, consultants, and directors, plus an additional increase of approximately 1,400,000 shares. Details of options held by directors and officers that have been granted under or may be converted from the Sorrento option plan to the 2000 option plan are included in the Security Ownership of Certain Beneficial Ownership and Management section of this Proxy Statement.

     Equity Incentive Programs. Our 2000 incentive plan is divided into three separate components:

     o the discretionary option grant program, under which eligible individuals in our employ or service may be granted options to purchase shares of common stock at an exercise price not less than 100% of the fair market value of those shares on the grant date;

     o the stock issuance program, under which such individuals may be issued shares of common stock directly, through the purchase of such shares at a price not less than 100% of their fair market value at the time of issuance or as a bonus tied to the attainment of performance milestones or the completion of a specified period of service;

     o the automatic option grant program, under which option grants will automatically be made at periodic intervals to our non-employee board members to purchase shares of common stock at an exercise price equal to 100% of the fair market value of those shares on the grant date.

     Eligibility. The individuals eligible to participate in our 2000 incentive plan include our officers and other employees, our non-employee board members and any consultants we hire.

     Administration. The discretionary option grant program and the stock issuance program will be administered by the compensation committee. This committee will determine which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The compensation committee will also have the exclusive authority to select the executive officers and other highly compensated employees who may participate in the salary investment option grant program in the event that program is activated for one or more calendar years.

     Plan Features. Our 2000 incentive plan will include the following features:

     o The exercise price for the shares of common stock subject to option grants made under our 2000 incentive plan may be paid in cash or in shares of common stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the plan administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options or the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise or purchase.

     o The compensation committee will have the authority to cancel outstanding options under the discretionary option grant program, including options transferred from the predecessor plan, in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of our common stock on the new grant date.

     o Stock appreciation rights are authorized for issuance under the discretionary option grant program. Such rights will provide the holders with the election to surrender their outstanding options for an appreciation distribution from us equal to the fair market value of the vested shares of common stock subject to the surrendered option, less the aggregate exercise price payable for those shares. Such appreciation distribution may be made in cash or in shares of common stock. None of the currently outstanding options contain any stock appreciation rights.

     The 2000 incentive plan will include the following change in control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances:

     o In the event that we are acquired by merger or asset sale, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation. A number of the currently outstanding options also contain a special acceleration provision pursuant to which the shares subject to those options will immediately vest upon an involuntary termination of the optionee's employment within 18 months following an acquisition in which the repurchase rights with respect to those shares are assigned to the acquiring entity.

     o The compensation committee will have complete discretion to structure one or more options under the discretionary option grant program so those options will vest as to all the option shares in the event those options are assumed in the acquisition but the optionee's service with us or the acquiring entity is subsequently terminated. The vesting of outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions.

     o The compensation committee will also have the authority to grant options which will immediately vest in the event we are acquired, whether or not those options are assumed by the successor corporation.

     o The compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board over a 36 month period through one or more contested elections for board membership. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the individual's service.

     Automatic Option Grant Program. Under the automatic option grant program, each individual who first becomes a non-employee board member will automatically receive an option grant for 35,000 shares on the date such individual joins the board, provided such individual has not been in our prior employ. In addition, on the date of each annual stockholders meeting held after the completion of this offering, each non-employee board member who is to continue to serve as a non-employee board member, including each of our current non-employee board members, will automatically be granted an option to purchase 25,000 shares of common stock.

     Each automatic grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of 10 years, subject to earlier termination following the optionee's cessation of board service. The option will be immediately exercisable for all of the option shares; however, we may repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested at the time of the optionee's cessation of board service. The shares subject to each initial share automatic option grant will vest in a series of 3 successive annual installments upon the optionee's completion of each year of board service over the 3-year period measured from the grant date. The shares subject to each annual share automatic option grant will vest upon the optionee's completion of one year of board service measured from the grant date. However, the shares will immediately vest in full upon certain changes in control or ownership or upon the optionee's death or disability while a board member.

     Our 2000 incentive plan will also have the following features:

     o Outstanding options under the director fee option grant programs will immediately vest if we are acquired by a merger or asset sale or if there is a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections.

     o Limited stock appreciation rights will automatically be included as part of each grant made under the salary investment option grant program and the automatic and director fee option grant programs, and these rights may also be granted to one or more officers as part of their option grants under the discretionary option grant program. Options with this feature may be surrendered to us upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from us in an amount per surrendered option share based upon the highest price per share of our common stock paid in that tender offer.

     o The board may amend or modify the 2000 incentive plan at any time, subject to any required stockholder approval. The 2000 incentive plan will terminate no later than January 31, 2010.

     Federal Income Tax Consequences. The following is a general summary of the current federal income tax treatment of stock options, which are authorized to be granted under our 2000 incentive plan, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder. The options to be granted under the 2000 incentive plan may be deemed to be Incentive Stock Options or Nonqualified Stock Options within the meaning of the Code, in the discretion of the compensation committee.

     Nonqualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise (or, if the stock subject to the option is restricted within the meaning of the Code Section 83 and the optionee does not otherwise elect to recognize income upon the exercise of the stock option, at such time as the shares become transferable or are no longer subject to a substantial risk of forfeiture), and we will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in such shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

     Incentive Stock Options: Incentive stock options under our 2000 incentive plan are intended to meet the requirements of the Internal Revenue Code Section
422. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and we will be allowed no deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder was our employee or of a subsidiary and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the stock is transferred to the option holder. The three-month period is extended to one year in the event of disability and is waived in the event of death of the employee. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

     If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be the same as for a nonqualified option, discussed above. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, an equivalent deduction will be allowed to us in the same year.

     Disallowance of Deductions: The Internal Revenue Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan which limits the number of shares that may be issued to any individual and which is approved by the corporation's stockholders.

     A vote in favor of the plan by the holders of a majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, is necessary for the adoption of this proposal. If the proposed amendment is adopted by the shareholders, it will become effective on the date of the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE 2000 STOCK INCENTIVE OPTION PLAN.


                                   PROPOSAL 6

                          EMPLOYEE STOCK PURCHASE PLAN

     Introduction. Our Employee Stock Purchase Plan was adopted by the board on September 4, 2000 and will become effective immediately upon approval by our shareholders. The plan is designed to allow our eligible employees and the eligible employees of our participating subsidiaries to purchase shares of common stock, at semi-annual intervals, with their accumulated payroll deductions. A copy of the plan is included as Appendix C to this proxy statement.

     Share Reserve. Shares of our common stock will initially be reserved for issuance. The reserve will automatically increase on the first trading day in January each calendar year, beginning in calendar year 2001, by an amount equal to 1% of the total number of outstanding shares of our common stock on the last trading day in December in the prior calendar year. In no event will any such annual increase exceed 750,000 shares.

     Offering Periods. The plan will have a series of successive overlapping offering periods, with a new offering period beginning on the first business day of January and July each year. Each offering period will have a duration of 24 months, unless otherwise determined by the compensation committee. However, the initial offering period will start on the date the Plan is approved by the Shareholders and will end on the last business day in December 2002. The next offering period will start on the first business day in July 2000.

     Eligible Employees. Individuals scheduled to work more than 20 hours per week for more than five calendar months per year may join an offering period on the start date of that period. However, employees may participate in only one offering period at a time.

     Payroll Deductions. A participant may contribute up to 15% of his or her cash earnings through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date. The purchase price per share will be equal to 85% of the fair market value per share on the participant's entry date into the offering period or, if lower, 85% of the fair market value per share on the semi-annual purchase date. Semi-annual purchase dates will occur on the last business day of January and July each year. However, a participant may not purchase more than shares on any purchase date, and not more than shares may be purchased in total by all participants on any purchase date. Our compensation committee will have the authority to change these limitations for any subsequent offering period.

     Change in Control. Should we be acquired by merger or sale of substantially all of our assets or more than fifty percent of our voting securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of the acquisition. The purchase price will be equal to 85% of the market value per share on the participant's entry date into the offering period in which an acquisition occurs or, if lower, 85% of the fair market value per share immediately prior to the acquisition.

     Plan Provisions. The following provisions will also be in effect under the plan:

     o The plan will terminate no later than the last business day of December, 2010.

     o The board may at any time amend, suspend or discontinue the plan. However, certain amendments may require stockholder approval.

     Federal Income Tax Consequences. The following is a general summary of the current federal income tax consequences of participation in the plan, based upon the current provisions of the Code and regulations promulgated thereunder. It does not cover other federal, state, local or foreign tax consequences, if any. The plan is intended to qualify for the favorable federal income tax treatment provided under Section 423 of the Internal Revenue Code.

     A participant's withheld compensation will be post-tax. In other words, the participant will be taxed on amounts withheld for the purchase of shares of our common stock as if he or she had instead received his or her full salary or wages. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon how long the shares were held before disposition. However, liability for Social Security

(and Medicare) tax may also be incurred with respect to the excess of the value of the stock over the exercise price when the shares are purchased at the end of the payroll deduction period.

     If the purchased shares of common stock are disposed of more than two years after the beginning of the applicable payroll deduction period and more than one year after the exercise date, or if the participant dies at any time while holding the stock, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition or death over the purchase price or
(b) the discount element (up to 15% of fair market value of the stock as-of the beginning of the applicable offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Net long-term capital gains for individuals are currently subject to a maximum marginal federal income tax rate that is less than the maximum marginal rate for ordinary income.

     If the participant sells or disposes of the stock before the expiration of either of the holding periods described above (a "disqualifying disposition"), then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. We may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain on a sale will be treated as capital gain. Even if the stock is sold for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the exercise date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one year.

     There are no federal income tax consequences to us by reason of the grant or exercise of rights under the plan. We will, in general, be entitled to a deduction to the extent amounts are taxed as ordinary income to a participant by reason of a disqualifying disposition of the purchased shares of stock, but will not be entitled to a deduction in respect of the ordinary income realized by a participant upon later disposition, or realized upon death. The Company's deduction may be limited under the Code for publicly held corporations with respect to compensation in excess of $1,000,000 paid to our chief executive officer and our four other most highly compensated officers and may be subject to disallowance for failure to report the optionee's income (which could arise if an optionee does not notify the Company of the sale of stock in a disqualifying disposition).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE EMPLOYEE STOCK PURCHASE PLAN.

                                 OTHER BUSINESS

     It is not anticipated that any other matters will be brought before the Annual Meeting for action. If any such other matters shall properly come before the Annual Meeting, however, it is intended that the persons authorized under the proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting by submitting their proposals to the Company in a timely manner. Any shareholder of the Company who wishes to present a proposal for the inclusion in the proxy statement for action at the 2000 Annual Meeting of Shareholders must comply with the Company's By-Laws and the rules and regulations of the Commission then in effect. To be considered for inclusion in next year's proxy statement, such a proposal must be mailed to the Company at its principal executive offices at 9990 Mesa Rim Road, San Diego, California 92121, Attention: Corporate Secretary, and must be received by the Company before January 31, 2001.

                                    IMPORTANT

     TO ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING, THE COMPANY URGES YOU TO PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                    EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                          OF OSICOM TECHNOLOGIES, INC.

I.   AUDIT COMMITTEE PURPOSE

          The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

               o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

               o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

               o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

          The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

          Audit Committee members shall meet the requirements of the Nasdaq Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-employee directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

          Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

          The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES
          Review Procedures

          1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

          2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors or significant issues regarding accounting principles, practices, and judgments.

          3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

          4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

          Independent Auditors

          1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

          2. Approve the fees and other significant compensation to be paid to the independent auditors.

          3. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditor's independence.

          4. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

          5. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

          6. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Internal Audit Department and Legal Compliance

          1. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

          2. Review the appointment, performance, and replacement of the senior internal audit executive.

          3. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

          4. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities

          1. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

          2. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

          3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         Other Optional Charter Disclosures

          1. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

          2. Periodically perform self-assessment of audit committee performance.

          3. Review financial and accounting personnel succession planning within the Company.

          4. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and prerequisites. Annually review a summary of directors and officers related party transactions and potential conflicts of interest.

                                    EXHIBIT B

                          SORRENTO NETWORKS CORPORATION

                            2000 STOCK INCENTIVE PLAN


                                   ARTICLE ONE

                               GENERAL PROVISIONS


       I. PURPOSE OF THE PLAN

              This 2000 Stock Incentive Plan is intended to promote the interests of Sorrento Networks Corporation (formerly Osicom Technologies, Inc.), a New Jersey corporation, by providing eligible persons in the Corporation's service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

              Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

       II. STRUCTURE OF THE PLAN

              A. The Plan shall be divided into three separate equity incentive programs:

                     1. The Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                     2. The Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

                     3. The Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service, and

              B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

       III. ADMINISTRATION OF THE PLAN

              A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized by a disinterested majority of the Board.

              B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

              C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

              D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

              E. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

       IV. ELIGIBILITY

              A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                            (i) Employees,

                            (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                            (iii) consultants and other independent
       advisors who provide services to the Corporation (or any Parent or Subsidiary).

              B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and
(ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

              C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

              D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the 2000 Annual Meeting of Shareholders whether through appointment by the Board or election by the Corporation's shareholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Shareholders Meetings held on or after the 2000 Annual Meeting of Shareholders. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

       V. STOCK SUBJECT TO THE PLAN

              A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 8,000,000 shares.

              B. Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently canceled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section V of Article Two of the Plan shall not be available for subsequent issuance under the Plan.

              C. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, and (v) the number and/or class of securities and exercise price per share in effect under each outstanding option transferred to this Plan from the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


       I. OPTION TERMS

              Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

                  A. EXERCISE PRICE.

                     1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                     2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in one or more of the forms specified below:

                            (i) cash or check made payable to the Corporation,

                            (ii) shares of Common Stock held for the requisite
period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                            (iii) to the extent the option is exercised for
vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

              Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

              B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

              C. EFFECT OF TERMINATION OF SERVICE.

                     1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                            (i) Expect as provided in (iii) below, any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                            (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

                            (iii) Should the Optionee's Service be
       terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

                            (iv) During the applicable post-Service
       exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                     2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                            (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                            (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

              D. SHAREHOLDER RIGHTS. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

              E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

              F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to entity in which the Optionee is majority owner or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate or financial plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

       II. INCENTIVE OPTIONS

              The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

              A. ELIGIBILITY. Incentive Options may only be granted to Employees.

              B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

              C. 10% SHAREHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

       III.   CORPORATE TRANSACTION / CHANGE IN CONTROL / HOSTILE TAKE-OVER

              A. In the event of any Corporate Transaction, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

              B. All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

              C. Immediately following the consummation of the Corporate Transaction, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

              D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

              E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

              F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

              G. In the event of Change of Control or Hostile Take-Over outstanding options under the Discretionary Option Grant Program shall, immediately prior to the effective date of a Change in Control or Hostile Take-Over, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term. In addition, the Corporation's repurchase rights under the Discretionary Option Grant Program shall terminate automatically upon the consummation of such Change in Control or Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full.

              H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

              I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

       IV. CANCELLATION AND REGRANT OF OPTIONS

              The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plans) and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

       V. STOCK APPRECIATION RIGHTS

                  A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

              B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                            (i) One or more Optionees may be granted the
right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                            (ii) No such option surrender shall be
       effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                            (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

              C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                            (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                            (ii) Upon the occurrence of a Hostile
       Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise at that time vested and exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                            (iii) At the time such limited stock
       appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                                  ARTICLE THREE

                             STOCK ISSUANCE PROGRAM


       I.  STOCK ISSUANCE TERMS

              Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

              A. PURCHASE PRICE.

                     1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

                     2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                            (i) cash or check made payable to the
       Corporation, or

                            (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

              B. VESTING PROVISIONS.

                     1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

                     2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                     3. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                           4. Should the Participant cease to remain in Service
while holding one or more unvested shares of Common
Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

                     5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

                     6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

       II.  CORPORATE TRANSACTION / CHANGE IN CONTROL / HOSTILE TAKE-OVER

              A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

              B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

              C. In the event of Change of Control or Hostile Take-Over the Corporation's repurchase rights under the Stock Issuance program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full.

       III.  SHARE ESCROW/LEGENDS

              Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM


       I. OPTION TERMS

              A. GRANT DATES. Option grants shall be made on the dates specified below:

                     1. Each individual who is first elected or appointed as a non-employee Board member at any time after the 2000 Annual Meeting of Shareholders shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 35,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary nor has that individual received a prior option grant from the Corporation.

                     2. On the date of each Annual Shareholders Meeting held beginning with the 2000 Annual Meeting of Shareholders, each individual who is to continue to serve as a non-employee Board member shall automatically be granted a Non-Statutory Option to purchase 25,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 25,000 share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more stock option grants from the Corporation shall be eligible to receive one or more such annual option grants over their period of continued Board service.

              B. EXERCISE PRICE.

                     1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                     2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

              C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

              D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 35,000-share grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of the one (1)-year period of service measured from the grant date. The shares subject to each annual 25,000-share option grant shall vest in one installment upon the Optionee's completion of the one (1)-year period of service measured from the grant date.

              E. LIMITED TRANSFERABILITY OF OPTIONS. Each option under this Article Five may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to an entity in which the Optionee is majority owner or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate or financial plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including

(without limitation) the limited time period during which the option may be exercised following the Optionee's death.

              F. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                     1. The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                     2. During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                     3. Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve
(12)-month exercise period following such cessation of Board service, be exercised for any or all of those shares as fully vested shares of Common Stock.

                     4. In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

       II. CORPORATE TRANSACTION / CHANGE IN CONTROL / HOSTILE TAKE-OVER

              A. In the event of a Corporate Transaction while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

              B. In the event of a Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

              C. All outstanding repurchase rights under this under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

              D. Upon the occurrence of a Hostile Take-Over while the Optionee remains a Board member, such Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding options under this Automatic Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

              E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

              F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

       III. REMAINING TERMS

              The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE

                                  MISCELLANEOUS


      I. FINANCING

              The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

       II. TAX WITHHOLDING

              A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

                  B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                     Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                     Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

       III. EFFECTIVE DATE AND TERM OF THE PLAN

              A. The Plan shall become effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

              B. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under the Predecessor Plans after the Plan Effective Date. All options outstanding under the Sorrento 2000 Stock Option/Issuance Plan on the Plan Effective Date shall be transferred to the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so transferred shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred options with respect to their acquisition of shares of Common Stock.

              C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options transferred from the Predecessor Plans which do not otherwise contain such provisions.

              D. The Plan shall terminate upon the earliest to occur of (i) ten
(10) years from the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate as specified in (i) or (ii) previously, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

       IV. AMENDMENT OF THE PLAN

              A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

              B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

       V. USE OF PROCEEDS

              Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

       VI. REGULATORY APPROVALS

              A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

              B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

       VII.  NO EMPLOYMENT/SERVICE RIGHTS

              Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX


              The following definitions shall be in effect under the Plan:

              A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under Article Four of the Plan.

              B. BOARD shall mean the Corporation's Board of Directors.

              C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                            (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders, or

                            (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

              D. CODE shall mean the Internal Revenue Code of 1986, as amended.

              E. COMMON STOCK shall mean the Corporation's common stock.

              F. CORPORATE TRANSACTION shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

                            (i) a merger or consolidation in which
       securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                            (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

              G. CORPORATION shall mean Sorrento Networks Corporation (formerly Osicom Technologies, Inc.), a New Jersey corporation, and any corporate successor to all or substantially all of the assets or voting stock of Sorrento Networks Corporation, which shall by appropriate action adopt the Plan.

              H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.

              I. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

              J. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

              K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                            (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                            (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

              L. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept.

              M. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

              N. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                            (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                            (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or
       (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

              O. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

              P. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

              Q. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

              R. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

              S. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              T. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

              U. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

              V. PLAN shall mean the Corporation's 2000 Stock Incentive Plan, as set forth in this document.

              W. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

              X. PLAN EFFECTIVE DATE shall mean the date the Plan shall become effective on February 1, 2000.

              Y. PREDECESSOR PLANS shall mean the 1997 Incentive and Non-Qualified Stock Option Plan, the 1997 Directors Stock Option Plan, and the Sorrento Subsidiary's 2000 Stock Option/Stock Issuance Plan in effect immediately prior to the Plan Effective Date hereunder.

              Z. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

              AA. SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

              BB. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

              CC. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

              DD. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

              EE. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

              FF. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.

              GG. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              HH. TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

              II. 10% SHAREHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

              JJ. WITHHOLDING TAXES shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

                                    EXHIBIT C

                          SORRENTO NETWORKS CORPORATION

                        2000 EMPLOYEE STOCK PURCHASE PLAN

         I.       PURPOSE OF THE PLAN

                  This Employee Stock Purchase Plan is intended to promote the interests of Sorrento Networks Corporation (formerly Osicom Technologies, Inc.), a New Jersey corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under
Section 423 of the Code.

                  Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

         II.      ADMINISTRATION OF THE PLAN

                  The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

         III.     STOCK SUBJECT TO PLAN

                  A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to 750,000 shares.

                  B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2002, by an amount equal to one percent (1%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 750,000 shares.

                  C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date, (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section III.B of this Article One and (v) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

         IV.      OFFERING PERIODS

                  A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

                  B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. However, the initial offering period shall commence on the date the Plan is approved by the Shareholders and terminate on the last business day in December 2002. The next offering period shall commence on the first business day in July 2001, and subsequent offering periods shall commence on the first business day of January and July each year.

                  C. Each offering period shall consist of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in January to the last business day in June in each year and the first business day in July to the last business day in December each year. However, the first Purchase Interval in effect under the initial offering period shall commence on the date the Plan is approved by Shareholders and terminate on the last business day in June 2001.

         V.       ELIGIBILITY

                  A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

                  B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

                  C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

                  D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

         VI.      PAYROLL DEDUCTIONS

                  A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

                           (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

                           (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

                  B. Payroll deductions shall begin on the first pay day administratively feasible following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

                  C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

                  D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

         VII.     PURCHASE RIGHTS

                  A. GRANT OF PURCHASE RIGHTS. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

                  Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

                  B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

                  C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

                  D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 2,500 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date shall not exceed 375,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Purchase Date during that offering period.

                  E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

                  F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                           (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                           (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

                           (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant's right to reemployment with the Corporation is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

                  G. CHANGE IN CONTROL. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

                  The Corporation shall use its best efforts to provide at least ten (10) days' prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

                  H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

                  I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

                  J. SHAREHOLDER RIGHTS. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

         VIII.    ACCRUAL LIMITATIONS

                  A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and
(ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

                  B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

                           (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

                           (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

                  C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

                  D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

         IX.      EFFECTIVE DATE AND TERM OF THE PLAN

                  A. The Plan was adopted by the Board on September 4, 2000, and shall become effective at the Effective Date, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the shareholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such shareholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

                  B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) last business day in December 2010, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

         X.       AMENDMENT OF THE PLAN

                  A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the Corporation to recognize compensation expense in the absence of such amendment or termination.

                  B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's shareholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

         XI.      GENERAL PROVISIONS

                  A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

                  B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

                  C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   SCHEDULE A

                          CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                             AS OF DECEMBER 1, 2000

       Sorrento Networks Corporation (formerly Osicom Technologies, Inc.)
                             Sorrento Networks, Inc.

                                    APPENDIX

                  The following definitions shall be in effect under the Plan:

                  A. BOARD shall mean the Corporation's Board of Directors.

                  B. CASH EARNINGS shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, cash bonuses, commissions, cash profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions made by the Corporation or any Corporate Affiliate on the Participant's behalf to any employee benefit or welfare plan now or hereafter established (other than Code
Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings).

                  C. CHANGE IN CONTROL shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

                           (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                           (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                           (iii) the acquisition, directly or indirectly, by a person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders.

                  D. CODE shall mean the Internal Revenue Code of 1986, as amended.

                  E. COMMON STOCK shall mean the Corporation's common stock.

                  F. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

                  G. CORPORATION shall mean Sorrento Networks Corporation (formerly Osicom Technologies, Inc.), a New Jersey corporation, and any corporate successor to all or substantially all of the assets or voting stock of Sorrento Networks Corporation that shall by appropriate action adopt the Plan.

                  H. EFFECTIVE DATE shall mean the date the Plan is approved by the Shareholders. Any Corporate Affiliate that becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

                  I. ELIGIBLE EMPLOYEE shall mean an individual who is in the employ of a Participating Corporation, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance and who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty
(20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401 (a).

                  J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

                  K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                           (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                           (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  L. 1933 ACT shall mean the Securities Act of 1933, as amended.

                  M. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

                  N. PARTICIPATING CORPORATION shall mean the Corporation, Sorrento Networks Corporation (formerly Osicom Technologies, Inc.) and Sorrento Networks, Inc. and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

                  O. PLAN shall mean the Corporation's 2000 Employee Stock Purchase Plan, as set forth in this document.

                  P. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

                  Q. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be June 30, 2001.

                  R. PURCHASE INTERVAL shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

                  S. SEMI-ANNUAL ENTRY DATE shall mean the first business day in January and July each year on which an Eligible Employee may first enter an offering period.

                  T. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

                         APPENDIX 1 - BROKER PROXY CARD

                            OSICOM TECHNOLOGIES, INC.
                     9990 MESA RIM ROAD, SAN DIEGO, CA 92121
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher E. Sue as Proxy, with the power to appoint a substitute and hereby authorizes him to represent and to vote, as designated on the reverse side of this card, all the shares of common stock of Osicom Technologies, Inc. (the "Company") held of record by the undersigned as of December 4, 2000, at the annual meeting of shareholders to be held on January 17, 2001 or any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                            OSICOM TECHNOLOGIES, INC.
                                January 17, 2001

                 Please Detach and Mail in the Envelope Provided

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE


                                                                               FOR          AGAINST        ABSTAIN
1.  Proposal to change the Company's name
    to Sorrento Networks Corporation                                          [  ]            [  ]           [  ]

                                            FOR all nominees                   WITHHOLD                NOMINEES
                                       listed at right (except as              AUTHORITY               Xin Cheng
                                         marked to the contrary        to vote for all nominees     James M. Dixon
                                                at right                    listed at right            Tingye Li
2.  To elect the Board of Directors of                                                              Rajendra Singh
    seven (7) persons to serve until the          [   ]                       [  ]                Phillip W. Arneson
    2001 Annual Meeting of Shareholders                                                              Susan Mandl
    or until a successor is duly elected and qualified                                             Gary M. Parsons

                                                                               FOR          AGAINST        ABSTAIN
3.  Proposal to ratify the selection of BDO Seidman, LLP
    as the Company's independent auditors for fiscal year 2001                [  ]           [  ]           [  ]

4.  Proposal to increase the number of authorized shares to
    150,000,000                                                               [  ]           [  ]           [  ]

5.  Proposal to approve the 2000 Stock Incentive Plan                         [  ]           [  ]           [  ]

6.  Proposal to approve the Employee Stock Purchase Plan                      [  ]           [  ]           [  ]

7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof as to which discretionary authority may be granted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, AND 6. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO ANY BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF AS TO WHICH DISCRETIONARY AUTHORITY MAY BE GRANTED.

PLEASE MARK, SIGN, AND DATE AND PROMPTLY RETURN THE PROXY CARD.

Signature:                                                  Date:         , 2000
            ------------------   -------------------------       _________
                                 Signature if held jointly

Note: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, as an executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized may be granted.

                     APPENDIX 2 - INTERNET/PHONE PROXY CARD

                         Annual Meeting of Shareholders
                            OSICOM TECHNOLOGIES, INC.
                                January 17, 2001

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelop provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS     [                         ]

                 Please Detach and Mail in the Envelop Provided

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

                                                                             FOR          AGAINST        ABSTAIN
1. Proposal to change the Company's name
   to Sorrento Networks Corporation                                          [  ]           [  ]           [  ]

                                            FOR all nominees                   WITHHOLD                NOMINEES
                                       listed at right (except as              AUTHORITY               Xin Cheng
                                         marked to the contrary        to vote for all nominees     James M. Dixon
                                                at right                    listed at right            Tingye Li
2. To elect the Board of Directors of                                                               Rajendra Singh
   seven (7) persons to serve until the         [   ]                        [  ]                 Phillip W. Arneson
   2001 Annual Meeting of Shareholders                                                                Susan Mandl
   or until a successor is duly elected and qualified                                              Gary M. Parsons

                                                                             FOR          AGAINST        ABSTAIN
3. Proposal to ratify the selection of BDO Seidman, LLP
   as the Company's independent auditors for fiscal year 2001                [  ]           [  ]           [  ]

4. Proposal to increase the number of authorized shares to
   150,000,000                                                               [  ]           [  ]           [  ]

                                                                             FOR          AGAINST        ABSTAIN

5. Proposal to approve the 2000 Stock Incentive Plan                         [  ]           [  ]           [  ]

6. Proposal to approve the Employee Stock Purchase Plan                      [  ]           [  ]           [  ]

7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof as to which discretionary authority may be granted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, AND 6. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO ANY BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF AS TO WHICH DISCRETIONARY AUTHORITY MAY BE GRANTED.

PLEASE MARK, SIGN, AND DATE AND PROMPTLY RETURN THE PROXY CARD.

Signature:                                                Date:           , 2000
           ----------------   -------------------------        ----------
                              Signature if held jointly

Note: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, as an executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized may be granted.